EX-99.a
                                                             Form 10-K for 1996
                                                                File No. 1-8610







                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                  -------------

                                    FORM 11-K
                                  ANNUAL REPORT
                                  -------------


                         Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934


                   For the fiscal year ended December 31, 1996


                          Commission File Number 1-8610


                                  -------------

                                 SBC SAVINGS PLAN
                                  -------------



                             SBC COMMUNICATIONS INC.

                     175 E. Houston, San Antonio, Texas 78205

            Financial Statements, Supplemental Schedules and Exhibits

                                Table of Contents


                                                                         Page


Report of Independent Auditors................................................1

Financial Statements:

 Statement of Net Assets Available for Plan Benefits as of December 31, 1996..2

 Statement of Net Assets Available for Plan Benefits as of December 31, 1995..4

 Statement of Changes in Net Assets Available for Plan Benefits for the
 Year Ended December 31, 1996.................................................6

 Statement of Changes in Net Assets Available for Plan Benefits for the
 Year Ended December 31, 1995.................................................8

 Notes to Financial Statements...............................................10

Supplemental Schedules:

 Item 27a - Schedule of Assets Held for Investment Purposes..................14

 Item 27b - Schedule of Loans and Fixed Income Obligations...................16

 Item 27d - Schedule of Reportable Transactions..............................17

Exhibits:

 23.a  Consent of Ernst & Young LLP

1



                        REPORT OF INDEPENDENT AUDITORS


Benefit Plan Committee of the
   SBC Savings Plan


We have audited the accompanying statements of net assets available for plan benefits of the SBC Savings Plan (the Plan) as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1996 and 1995, and the changes in its net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes and of loans or fixed income obligations as of December 31, 1996, and reportable transactions for the year then ended, are presented for purposes of complying with Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


San Antonio, Texas
June 18, 1997


============================================================================================================================
                                                            SBC SAVINGS PLAN
============================================================================================================================
                                          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                           DECEMBER 31, 1996
                                                         (Dollars in Thousands)

                               Employee Stock  SBC            Diversified Interest    Asset      Global
                                 Ownership    Shares    Bond    Equity     Income  Allocation    Equity     Loan
                                    Plan       Fund     Fund   Portfolio    Fund      Fund        Fund      Fund      Total
                                 -----------  ------   ------ ----------  ------   -------  ------------  -------   --------
ASSETS
Investments:
SBC common shares:
 allocated                         $ 315,139 $     -  $     -         -        -   $     -   $      -   $       -   $315,139
 unallocated                         206,162       -        -         -        -         -          -           -    206,162
 other                                     -   553,531      -         -        -         -          -           -    553,531
BZW Barclays Government/
 Corporate Bond Index Fund E               -       -   32,632         -        -         -          -           -     32,632
BZW Barclays Equity Index Fund E           -       -        -   312,963        -         -          -           -    312,963
 Contracts with insurance companies
 and other financial institutions          -       -        -         -  212,053         -          -           -    212,053
BZW Barclays U.S. Tactical Asset
 Allocation Fund E                         -       -        -         -        -    14,744          -           -     14,744
BZW Barclays U.S. Equity
 Market Fund E                             -       -        -         -        -         -     27,061           -     27,061
BZW Barclays EAFE Equity
 Index Fund E                              -       -        -         -        -         -      8,049           -      8,049
Loans to plan participants                 -       -        -         -        -         -          -      76,885     76,885
Temporary cash investments             8,461   (1,438)      5        13   12,021         1          2           -     19,065
                                     -------  ------  ------- --------- --------   -------   --------   ---------  ---------
  Total Investments                  529,762  552,093 32,637   312,976  224,074    14,745     35,112      76,885   1,778,284
                                     -------  ------  ------- --------- --------   -------   --------   ---------  ---------

Contributions receivable:
 Participant                               -       1        -         -        -         -          -           -          1
 Employer                              1,095       -        -         -        -         -          -           -      1,095
                                      -------  ------  ------- --------- --------   -------   --------   ---------  ---------
Total Contributions Receivable         1,095       1        -         -        -         -          -           -      1,096
                                      -------  ------  ------- --------- --------   -------   --------   ---------  ---------



-------------------------------------------------------------------------------------------------------------------
                                                 SBC SAVINGS PLAN
-------------------------------------------------------------------------------------------------------------------
                               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                DECEMBER 31, 1996
                                              (Dollars in Thousands)


                                Employee Stock                Diversified Interest    Asset     Global
                                  Ownership     SBC     Bond     Equity    Income   Allocation  Equity   Loan
                                    Plan        Fund    Fund   Portfolio    Fund       Fund      Fund    Fund      Total
                                 -----------  ------- -------- --------  --------   --------  --------  --------  --------
(Continued)

Dividends and interest receivable        39       14        1        3        13          -         2        37       109
Transfers receivable from other
  funds and plans                         -        -       30      994     1,995        124       624         -     3,767
Receivable for investments sold           -    4,965       41        -         -          -         -         -     5,006
                                    -------  -------  -------  -------  --------    -------  --------  --------  --------
   Total Assets                     530,896  557,073  32,709   313,973  226,082     14,869    35,738    76,922   1,788,262
                                    -------  -------  -------  -------  --------    -------  --------  --------  --------

 LIABILITIES
Transfers payable to other
  funds and plans                         -    3,856        2        -        16          -         -       174     4,048
Payable for investments purchase          -        -        -       61     1,102         70       509         -     1,742
Administrative expenses                  32       59        6       43        29          3         5         -       177
Interest payable                      6,902        -        -        -         -          -         -         -     6,902
Current portion of long-term debt    34,594        -        -        -         -          -         -         -    34,594
Other Payables                            1        -        1        -         -          -         -         -         2
Long-term debt                      111,243        -        -        -         -          -         -         -   111,243
                                    -------  -------  -------  -------  --------    -------  --------  --------  --------
   Total Liabilities                152,772   3,915         9      104     1,147         73       514       174   158,708
                                    -------  -------  -------  -------  --------    -------  --------  --------  --------

Net Assets Available for Plan
Benefits                           $378,124 $553,158  $32,700  $313,869 $224,935    $14,796   $35,224   $76,748 $1,629,554
                                    =======  =======   ======  =======  ========    =======  ========  ========  ========

 See Notes to Financial Statements.



====================================================================================================================
                                                              SBC SAVINGS PLAN
====================================================================================================================
                                             STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                             DECEMBER 31, 1995
                                                          (Dollars in Thousands)


                                Employee Stock   SBC            Diversified Interest    Asset    Global
                                  Ownership    Shares     Bond     Equity    Income   Allocation Equity     Loan
                                    Plan        Fund      Fund    Portfolio   Fund      Fund      Fund      Fund     Total
                                 ----------  -------- ----------  --------- --------- ---------- --------- ------- ---------
ASSETS
Investments:
SBC common shares:
  allocated                        $ 313,154 $     -   $      - $      -  $      -   $      - $      -  $      -  $313,154
  unallocated                        274,684       -          -        -         -          -        -         -   274,684
  other                                   -   590,738         -        -         -          -        -         -   590,738
BZW Barclays Government/
  Corporate Bond Index Fund E             -        -     36,556        -         -          -        -         -    36,556
BZW Barclays Equity Index Fund E          -        -          -   235,829        -          -        -         -   235,829
  Contracts with insurance companies
  and other financial institutions        -        -          -        -    241,440         -        -         -   241,440
BZW Barclays U.S. Tactical Asset
  Allocation Fund E                       -        -          -        -         -      9,162        -         -     9,162
BZW Barclays U.S. Equity
  Market Fund E                           -        -          -        -         -          -   10,796         -    10,796
BZW Barclays EAFE Equity
  Index Fund E                            -        -          -        -         -          -    3,455         -     3,455
Loans to plan participants                -        -          -        -         -          -        -    70,492    70,492
Temporary cash investments            8,696    3,688        109      910     1,774         38       65         -    15,280
                                    -------  -------    -------  -------   -------    -------  -------   ------- ---------
   Total Investments                596,534  594,426    36,665   236,739   243,214     9,200   14,316    70,492  1,801,586
                                    -------  -------    -------  -------   -------    -------  -------   ------- ---------

Contributions receivable:
  Participant                             -       57          -        3         -          -        -         -        60
  Employer                                -        -          -        -         -          -        -         -         -
                                    -------  -------    -------  -------   -------    -------  -------   ------- ---------
   Total Contributions Receivable         -       57          -        3         -          -        -         -        60
                                    -------  -------    -------  -------   -------    -------  -------   ------- ---------



------------------------------------------------------------------------------------------------------------------
                                                        SBC SAVINGS PLAN
------------------------------------------------------------------------------------------------------------------
                                      STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                       DECEMBER 31, 1995
                                                     (Dollars in Thousands)

                                        Employee Stock  SBC            Diversified Interest   Asset    Global
                                          Ownership   Shares     Bond     Equity    Income Allocation  Equity    Loan
                                             Plan      Fund      Fund   Portfolio    Fund     Fund      Fund     Fund     Total
                                          ---------  --------  -------  --------   -------  --------  -------- -------  --------
 (Continued)

 Dividends and interest receivable               45        13        4        11       12         -         -      36       121
 Transfers receivable from other
   funds and plans                               21         -        -        33        -       196       162     213       625
                                          ---------  --------  -------  --------   -------  --------  -------- -------  --------
     Total Assets                           596,600   594,496   36,669   236,786   243,226    9,396    14,478  70,741   1,802,392
                                          ---------  --------  -------  --------   -------  --------  -------- -------  --------

 LIABILITIES
 Transfers payable to other
   funds and plans                                -       290       58         -      253         -         -       -       601
 Payable for investments purchased                -         -      203       812    1,237       155       102       -     2,509
 Administrative expenses                         28        54        8        41       28         4         3       -       166
 Interest payable                             6,412         -        -         -        -         -         -       -     6,412
 Current portion of long-term debt           31,906         -        -         -        -         -         -       -    31,906
 Long-term debt                             135,837         -        -         -        -         -         -       -   135,837
                                          ---------  --------  -------  --------  -------  --------  -------- -------  --------
     Total Liabilities                      174,183       344      269       853    1,518       159       105       -   177,431
                                          ---------  --------  -------  --------  -------  --------  -------- -------  --------

 Net Assets Available for Plan
   Benefits                               $ 422,417 $ 594,152 $ 36,400 $ 235,933  $241,708  $ 9,237   $ 14,373 $70,741 $1,624,961
                                          =========  ========  =======  ========   =======  ========  ======== =======  ========




 See Notes to Financial Statements.


====================================================================================================================
                                                          SBC SAVINGS PLAN
====================================================================================================================
                                   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                 FOR THE YEAR ENDED DECEMBER 31, 1996
                                                      (Dollars in Thousands)

                                 Employee Stock   SBC              Diversified Interest   Asset    Global
                                    Ownership   Shares     Bond      Equity     Income  Allocation Equity    Loan
                                     Plan        Fund      Fund     Portfolio    Fund      Fund     Fund     Fund    Total
                                    --------  ---------  --------  ---------- --------- --------- -------- ------- --------
 Net Assets Available for Plan
   Benefits, December 31, 1995     $ 422,417  $ 594,152 $  36,400   $ 235,933 $ 241,708   $ 9,237 $14,373 $70,741 $1,624,961

 Additions to Net Assets:
   Contributions and transfers:
     Participant contributions             -     29,351     2,242      20,134    10,276     1,184    2,637       -   65,824
     Employer contributions           20,124          -         -           -         -         -        -       -   20,124
     Transfers of participants'
       balances - net                      -    (5,667)   (5,070)      17,707  (26,260)     3,207   15,551   1,525      993
   Forfeitures                           578          -         -           -         -         -        -       -      578
   Proceeds from debt refinancing     10,000          -         -           -         -         -        -       -   10,000
   Loan transfer                      31,906          -         -           -         -         -        -       -   31,906
                                    --------  ---------  --------  ---------- --------- --------- -------- ------- --------
                                      62,608     23,684   (2,828)      37,841  (15,984)     4,391   18,188   1,525  129,425
                                    --------  ---------  --------  ---------- --------- --------- -------- ------- --------

 Investment income:
   Dividends on SBC common shares     17,321     18,321         -           -         -         -        -       -   35,642
   Other dividends                         -          -         -           -         -         -        -       -        -
   Interest                              292        243         5          26    13,232         2        5   6,205   20,010
                                    --------  ---------  --------  ---------- --------- --------- -------- ------- --------
                                      17,613     18,564         5          26    13,232         2        5   6,205   55,652
                                    --------  ---------  --------  ---------- --------- --------- -------- ------- --------

 Net appreciation (depreciation) in
   value of investments             (55,405)   (56,847)       852      55,640         -     1,488    3,865       -  (50,407)
                                    --------  ---------  --------  ---------- --------- --------- -------- ------- --------
      Total Net Additions            24,816    (14,599)   (1,971)      93,507   (2,752)     5,881   22,058   7,730  134,670
                                    --------  ---------  --------  ---------- --------- --------- -------- ------- --------




---------------------------------------------------------------------------------------------------------------------
                                                       SBC SAVINGS PLAN
---------------------------------------------------------------------------------------------------------------------
                               STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                            FOR THE YEAR ENDED DECEMBER 31, 1996
                                                    (Dollars in Thousands)

                                 Employee Stock SBC             Diversified Interest    Asset    Global
                                   Ownership   Shares    Bond      Equity    Income   Allocation Equity    Loan
                                     Plan       Fund     Fund     Portfolio   Fund      Fund      Fund     Fund     Total
                                  ---------  --------  ---------  ---------  --------  -------- -------- -------- --------
(Continued)

Deductions from Net Assets:
Administrative expenses                 312       584         62        421       268        42       47        -    1,736
Forfeitures                             578         -          -          -         -         -        -        -      578
Interest expense                     13,803         -          -          -         -         -        -        -   13,803
Loan payment-principal               31,906         -          -          -         -         -        -        -   31,906
Refinanced long-term debt            10,000         -          -          -         -         -        -        -   10,000
Distributions to participants        12,510    25,811      1,667     15,150    13,753       280    1,160    1,723   72,054
                                  ---------  --------  ---------  ---------  --------  -------- -------- -------- --------
Total Deductions                     69,109    26,395      1,729     15,571    14,021       322    1,207    1,723  130,077
                                  ---------  --------  ---------  ---------  --------  -------- -------- -------- --------

Net Assets Available for Plan
Benefits, December 31, 1996       $ 378,124 $ 553,158   $ 32,700   $313,869 $ 224,935   $14,796  $35,224  $76,748 $1,629,554
                                  =========  ========  =========  =========  ========  ======== ======== ======== ========








See Notes to Financial  Statements.



========================================================================================================================
                                                               SBC SAVINGS PLAN
========================================================================================================================
                                          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                                         (Dollars in Thousands)

                                 Employee Stock  SBC  Diversified Interest     Asset      Global
                                   Ownership   Shares    Bond      Equity     Income    Allocation Equity     Loan
                                     Plan       Fund     Fund     Portfolio    Fund        Fund     Fund      Fund      Total
                                  ---------   -------   -------  ----------  ---------  --------  ---------  -------  ---------
 Net Assets Available for Plan
   Benefits, December 31, 1994  $  234,751 $ 429,601 $ 32,373  $ 158,090   $241,330   $      -   $      -  $54,094  $1,150,239
 Additions to Net Assets:
   Contributions and transfers:
     Participant contributions           -    27,299    2,632     17,132     12,337        317        557        -     60,274
     Employer contributions         19,219        -        -           -          -          -          -        -     19,219
     Transfers of participants'
       balances - net                    -   (27,986)  (2,638)     9,711    (10,136)     8,313     12,803   13,358      3,425
   Forfeitures                         423        -        -           -          -          -          -        -        423
   Proceeds from debt refinancing    7,500        -        -           -          -          -          -        -      7,500
   Loan transfer                    29,580        -        -           -          -          -          -        -     29,580
                                  --------   -------   ------   ---------   --------   --------  --------- --------  ---------
                                    56,722     (687)      (6)      26,843      2,201      8,630     13,360   13,358    120,421
                                  --------   -------   ------   ---------   --------   --------  --------- --------  ---------

 Investment income:
   Dividends on SBC common shares   16,932    17,031        -           -          -          -          -        -     33,963
   Other dividends                       -         -        -       1,702          -          -          -        -      1,702
   Interest                            307       247      884           -     15,040          1          1    4,308     20,788
                                  --------   -------   ------   ---------   --------   --------  --------- --------  ---------
                                    17,239    17,278      884       1,702     15,040          1          1    4,308     56,453
                                  --------   -------   ------   ---------   --------   --------  --------- --------  ---------

 Net appreciation (depreciation) in
   value of investments            174,432   175,696   5,231      59,323          -        658      1,075        -    416,415
                                  --------   -------   ------   ---------   --------   --------  --------- --------  ---------
      Total Net Additions          248,393   192,287   6,109      87,868     17,241      9,289     14,436   17,666    593,289
                                  --------   -------   ------   ---------   --------   --------  --------- --------  ---------


----------------------------------------------------------------------------------------------------------------------
                                                                SBC SAVINGS PLAN
----------------------------------------------------------------------------------------------------------------------
                                             STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                                             (Dollars in Thousands)

                                Employee Stock  SBC               Diversified Interest   Asset     Global
                                  Ownership    Shares     Bond      Equity     Income  Allocation  Equity     Loan
                                     Plan       Fund      Fund     Portfolio    Fund      Fund      Fund      Fund     Total
                                  ---------    -------   -------  ----------  ---------  ------- --------- --------  --------
 (Continued)

 Deductions from Net Assets:
   Administrative expenses              240        476        54         264        259       13        12        -     1,318
   Forfeitures                          423          -         -           -          -        -         -        -       423
   Interest expense                  14,107          -         -           -          -        -         -        -    14,107
   Loan payment -principal           29,580          -         -           -          -        -         -        -    29,580
   Refinanced long-term debt          7,500          -         -           -          -        -         -        -     7,500
   Distributions to participants      8,877     27,260     2,028       9,761     16,604       39        51    1,019    65,639
                                  ---------    -------   -------  ----------  ---------  ------- --------- --------  --------
     Total Deductions                60,727     27,736     2,082      10,025     16,863       52        63    1,019   118,567
                                  ---------    -------   -------  ----------  ---------  ------- --------- --------  --------

 Net Assets Available for Plan
   Benefits, December 31, 1995    $ 422,417   $ 594,152  $36,400   $ 235,933   $241,708  $ 9,237  $14,373  $70,741  $1,624,961
                                  =========    =======   =======  ==========  =========  ======= ========= ========  ========





 See Notes to Financial Statements.

================================================================================
                                                 SBC SAVINGS PLAN
================================================================================
                                          NOTES TO FINANCIAL STATEMENTS
                                 (Dollars in Thousands, Except per Unit Amounts)


1. Plan Description - The SBC Savings Plan (Plan) was established by SBC Communications Inc. (SBC) to provide a convenient way for eligible employees to save for retirement on a regular and long-term basis. The following description of the Plan provides only general information. The Plan has detailed provisions covering participant eligibility, participant allotments from pay, participant withdrawals, participant loans, employer contributions and related vesting and Plan expenses. The Plan text and prospectus include complete descriptions of these and other Plan provisions.

      During 1995, participants could invest their contributions in the SBC Shares Fund, the Bond Fund, the Diversified Equity Portfolio, the Interest Income Fund or among selected funds. Beginning in mid-1995, participants were able to invest their contributions in these funds and two new funds, the Asset Allocation Fund and the Global Equity Fund, in 1% increments.

      In 1989, SBC's Board of Directors authorized the establishment of a leveraged Employee Stock Ownership Plan (ESOP), which became a part of the existing Plan effective September 1, 1989. Company matching contributions are made solely in the form of shares of SBC's common stock held in the ESOP.

      The Plan prefunded the ESOP by borrowing $290.0 million through the issuance of 8.49% Guaranteed Salaried Employees' ESOP Notes due 2000, the repayment of which is guaranteed by SBC. Funds borrowed by the Plan were used to purchase shares of SBC's common stock held in the open market (Financed Shares), which act as collateral for reimbursement to SBC for any payments it makes under its guarantee of the ESOP Notes. Dividends on Financed Shares and employer cash contributions are used by the Plan to make the required principal and interest payments on the ESOP Notes. As the ESOP Notes are paid down, the Financed Shares are released from the collateral. The Financed Shares are allocated to participants' accounts in the form of a company matching contribution. In lieu of dividends on Financed Shares previously allocated to participants, additional Financed Shares are allocated to participants' accounts. Effective January 1, 1993, the interest rate on the ESOP Notes was reduced from 8.49% to 8.41% as a result of a change in the federal tax rate.

      On July 1, 1996 and July 1, 1995, the Plan refinanced $10 million and $7.5 million, respectively, of the outstanding balance of the ESOP Notes described above. The refinanced notes are payable to SBC annually at 7.50% and 6.79%, until July 2005 and July 2004, respectively.

      To the extent insufficient shares have been released through payments on outstanding notes net of amounts refinanced, additional employer contributions are made to the ESOP to purchase shares necessary to meet any shortfall in the company match or in the shares issued in lieu of dividends. Dividends on these shares are used to acquire additional shares which are allocated to participants' accounts in the ESOP. Should shares released exceed the required company matching contribution, the excess is considered an additional employer contribution and is allocated to participants' accounts based on each participant's proportionate share of actual plan year ESOP contributions.

      Bankers Trust Company is the Trustee for the Plan.

      Effective June 1995, the valuation of the Plan funds went from a monthly valuation to a daily valuation. Concurrent with this change, income earned on the underlying investments in BZW Barclays (formerly Wells Fargo) investment funds are no longer reported separately but are

                                                 SBC SAVINGS PLAN
                                          NOTES TO FINANCIAL STATEMENTS
                                 (Dollars in Thousands, Except per Unit Amounts)

      reflected through increases in the unit values of these funds. Such increases are included in appreciation in the value of investments on the Statement of Changes in Net Assets Available for Plan Benefits.

      Although it has not expressed any intent to do so, SBC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). In the event that the Plan is terminated, subject to the conditions set forth by ERISA, the account balances of all participants shall be 100% vested.

2.    Accounting Policies - The values of investments are determined as follows:
      SBC common shares on the basis of the last published sales prices as reported on the composite tape of the New York Stock Exchange and other exchanges; contracts with insurance companies and other financial institutions at principal plus reinvested interest which approximates fair value; BZW Barclays: Equity Index Funds, Government/Corporate Bond Index Funds, U.S. Tactical Asset Allocation Fund E, U.S. Equity Market Fund E and EAFE Equity Index Fund E at net asset values per share obtained from published sources; and temporary cash investments at cost which approximates fair value.

      Purchases and sales of securities are reflected as of the trade date. Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. Participant Interest in the Plan - During 1995, the Plan was amended to change the interest of a participant in the ESOP fund from shares to units. The interest of a participant in each of the other funds in the Plan, except for the Loan Fund, is represented by units (as described in the Plan text). The number of participants, number of units and the value per unit for each of these funds as of December 31 were:


                                              1996                            1995
                              ------------------------------------------------------------------
                              Number of     Number of  Value per  Number of  Number of  Value per
                             Participants     Units      Unit    Partcipants   Units      Unit
                              ------------------------------------------------------------------

   ESOP                            15,431  261,943,145  $1.2086    15,549   243,915,356  $ 1.2909

   SBC Shares Fund                 12,768   57,078,272  $9.6912    12,928    57,339,073  $10.3620

   Bond Fund                        2,539    3,134,457 $10.4322     2,673     3,581,330  $10.1639

   Diversified Equity Portfolio     9,527   19,116,915 $16.4184     8,715    17,645,244  $13.3709

   Interest Income Fund             7,018   45,557,880 $ 4.9373     7,951    51,996,414  $ 4.6485

   Asset Allocation Fund            1,172   11,869,604 $ 1.2465       675     8,317,923  $ 1.1105                   $

   Global Equity Fund               2,391   26,393,499 $ 1.3346     1,052    12,628,919  $ 1.1381                        $


      The total number of participants in the Plan was less than the sum of the number of participants shown above because many participants were in more than one fund.

                                                 SBC SAVINGS PLAN
                                          NOTES TO FINANCIAL STATEMENTS
                                 (Dollars in Thousands, Except per Unit Amounts)

     4. Investments - Investments representing 5% or more of Plan net assets at either December 31, 1996 or 1995 were:
                                                  1996              1995
                                                 --------          -------
       Employee Stock Ownership Plan
       SBC common shares:
          allocated                            $ 315,139          $ 313,154
          unallocated                          $ 206,162          $ 274,684
       SBC Shares Fund
       SBC common shares                       $ 553,531          $ 590,738
       Diversified Equity Portfolio
       BZW Barclays Equity Index Fund E        $ 312,963          $ 235,829

      For the years ended December 31, 1996 and 1995, the average interest rates earned on the Interest Income Fund's investments in contracts with insurance companies and other financial institutions were 6.00% and 6.20%, respectively. At December 31, 1996 and December 31, 1995, the crediting interest rates on these contracts ranged from 4.66% to 7.85%.

      The Interest Income fund includes an investment in a synthetic guaranteed investment contract with Cassie Des Depots et Consignations (CDC) whereby the Plan owns a bond held in trust and has entered into a contract with CDC which guarantees the return on the bond. At December 31, 1996, the fair value of the bond and associated cash was $25,087 and the fair value of the guarantee was $2,302. The investment contract is recorded at contract value of $27,389 which approximates fair value.

5. Long-Term Debt - Long-term debt consists of the ESOP Notes issued in connection with the ESOP and the refinancing notes (as discussed in note
      1). At December 31, 1996, the aggregate principal amounts of long-term debt scheduled for repayment for the years 1997 through 2001 were $34,594, $36,676, $38,927, $21,917 and $3,048, respectively. The carrying amount and the estimated fair value of the ESOP and refinancing notes as of December 31 were:
                                                        1996          1995
                                                      ---------     ---------

       Carrying Amount                              $  145,837    $  167,743
                                                      =========     =========

       Fair Value                                   $  152,785    $  180,126
                                                      =========     =========

      The fair values of the ESOP Notes were estimated based on quoted prices. The fair value of the refinancing notes were estimated based on discounted future cash flows using current interest rates.

6. Tax Status -The Internal Revenue Service issued a determination letter on November 4, 1996, stating that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since the determination letter was received. The Plan Administrator believes that the Plan is currently designed and is operating in compliance with the applicable requirements of the IRC.

                                                 SBC SAVINGS PLAN
                                          NOTES TO FINANCIAL STATEMENTS
                                 (Dollars in Thousands, Except per Unit Amounts)


7. Reconciliation of Financial Statements to Form 5500 - The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500 as of December 31:

                                                        1996          1995
                                                      ----------    ----------

        Net assets available for plan
        benefits per the financial                  $ 1,629,554   $ 1,624,961
        statements


        Less: Distributions payable to                    2,155         1,804
        participants
                                                      ==========    ==========

        Net assets available for plan
        benefits per the Form 5500                  $ 1,627,399   $ 1,623,157
                                                      ==========    ==========



      The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500 for the year ended December 31, 1996:

                                                        1996
                                                      ----------

       Distributions to participants per
       the financial statements                     $    72,054

       Add: Distributions payable to
       participants at December 31, 1996                  2,155

       Less: Distributions payable to
       participants at December 31, 1995                  1,804
                                                      ----------


       Distributions to participants per
       the Form 5500                                $    72,405
                                                      ==========

      Distributions payable to participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid as of that date.

8. Subsequent Event - Effective January 1, 1997, dividends on shares in the SBC Shares fund will be paid into a separate fund known as a Dividend Fund Account (DFA). At the end of the year, dividends held in the DFA will be paid out to the participant.

      Prior to the amendment, dividends paid with respect to SBC Shares in the Fund, were reinvested in the Fund, which increased the value of the participants units. Under the amendment, the dividends will be paid to the participant, but the participant may elect reinvestment and have the special Deferred-Tax Allotment offset the payout through the purchase of additional units. Interest earned on dividends held in the DFA will be paid into the SBC Shares Fund.


==================================================================================================================

==================================================================================================================
                                  SBC SAVINGS PLAN
             Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                 December 31, 1996
                               (Dollars in Thousands)

                                            Description of                  Current
Identity of Issue                             Investment           Cost      Value
---------------------------------------  ----------------------   --------  ---------

Employee Stock Ownership Plan * SBC common shares:
      allocated                            6,074,964 shares     $ 169,527 $  315,139
      unallocated                          3,974,200 shares       109,804    206,162
  * Bankers Trust Company              temporary cash investment    8,461      8,461
                                                                  --------  ---------
      Total Employee Stock Ownership Plan                         287,792    529,762
                                                                  --------  ---------

SBC Shares Fund
  * SBC common shares                      10,670,491 shares      289,674    553,531
  * Bankers Trust Company             temporary cash investment   (1,438)    (1,438)
                                                                  -------    -------
      Total SBC Shares Fund                                       288,236    552,093
                                                                  --------  ---------

Bond Fund
  * BZW Barclays Government/Corporate
      Bond Index Fund E                     2,550,796 units        29,447     32,632
  * Bankers Trust Company            temporary cash investment          5          5
                                                                  --------  ---------
      Total Bond Fund                                              29,452     32,637
                                                                  --------  ---------

Diversified Equity Portfolio
  * BZW Barclays Equity Index Fund E       14,092,617 units       226,081    312,963
  * Bankers Trust Company            temporary cash investment         13         13
                                                                  --------  ---------
      Total Diversified Equity Portfolio                          226,094    312,976
                                                                  --------  ---------

Interest Income Fund (a)
    Metropolitan Life Insurance                 7.85 %             38,623     38,623
    Company
    John Hancock                             4.85% - 6.64%         24,740     24,740
    Principal Mutual                            6.35 %             55,114     55,114
    Cassie Des Depots et Consignations          4.66 %             27,389     27,389
    The Prudential Insurance Company
      of America                                 6.82%             38,566     38,566
    Continental Assurance
      Company                               6.01 % - 6.40%         27,621     27,621
                                                                  --------  ---------
                                                                  212,053    212,053
  * Bankers Trust Company             temporary cash investment    12,021     12,021
                                                                  --------  ---------
      Total Interest Income Fund                                  224,074    224,074
                                                                  --------  ---------



------------------------------------------------------------------------------------
                                 SBC SAVINGS PLAN
------------------------------------------------------------------------------------
            Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                 December 31, 1996
                              (Dollars in Thousands)

                                            Description of                 Current
Identity of Issue                             Investment          Cost      Value
---------------------------------------  ---------------------  ---------  --------

Asset Allocation Fund
  * BZW Barclays U.S. Tactical Asset
      Allocation Fund E                     772,901 units         12,883    14,744
  * Bankers Trust Company           temporary cash investment          1         1
                                                                ---------  --------
      Total Asset Allocation Fund                                 12,884    14,745
                                                                ---------  --------

Global Equity Fund
  * BZW Barclays U.S. Equity Market        1,651,768 units        22,912    27,061
    Fund E
  * BZW Barclays EAFE Equity Index          533,702 units          7,590     8,049
    Fund E
  * Bankers Trust Company             temporary cash investment        2         2
                                                                ---------  --------
      Total Global Equity Fund                                    30,504    35,112
                                                                ---------  --------

Loan Fund
    Loans to Plan Participants             9.25 % - 9.50 %                  76,885
                                                                       -
                                                                ---------  --------


      TOTAL                                                   $ 1,099,036$ 1,778,284
                                                                =========  ========



*Party-in-Interest


      (a)Investments in this fund consist of guaranteed investment contracts with insurance companies and similar contracts with other financial institutions which provide for the payment of principal plus accrued interest and are collateralized by obligations of other organizations. The average interest rate earned on these investment contracts during 1996 was 6.00%.


===========================================================================================================
                                             SBC SAVINGS PLAN
===========================================================================================================
                         Item 27b - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS
                                   For the year ended December 31, 1996

                                                                             Detail
     Name &                        1996        1996       Unpaid           Description
    Address     Original Amount  Principal   Interest   Balance at             of              Principal  Interest
   (Identity)       of Loan        Paid        Paid      Year End             Loan              Overdue   Overdue
--------------- -------------  ----------  ---------  -----------  ------------------------  ----------  --------



J. Carter        $14,900.00     $1,482.39    $494.68    $10,072.65  12/31/91 Original Loan Date $10,072.65   $   -
Jefferson, AR                                                       01/31/97 Maturity Date
                                                                    9.00% Interest Rate
                                                                    Secured by non-LESOP
                                                                    account


T. Sikes         $21,514.00     $     -      $   -      $16,587.45  09/30/92 Original Loan Date $16,587.45   $    -
San Antonio, TX                                                     10/31/97 Maturity Date
                                                                    8.00% Interest Rate
                                                                    Secured by non-LESOP
                                                                    account


E. R. Smith      $12,000.00     $1,112.71    $149.29    $3,093.33   07/31/91 Original Loan Date $ 3,093.33    $  -
Kansas City, MO                                                     08/31/96 Maturity Date
                                                                    9.50% Interest Rate
                                                                    Secured by non-LESOP
                                                                    account

NOTE:    None of the participant loans in default or classified as uncollectible were with a party-in-interest.  No loans were renegotiated during the year.  All loans are secured by the participant's account.  The company will collect overdue amounts upon a distributable event.


---------------------------------------------------------------------------------------------------------------------
                                SBC SAVINGS PLAN
---------------------------------------------------------------------------------------------------------------------
                 Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                      For the year ended December 31, 1996
                             (Dollars in Thousands)

                                                                                                  Current
                                                                                                   Value
                                                                                                 of Asset
                                  Description of          Purchase      Selling     Cost of     Transaction   Net gain
Identity of Party Involved             Assets                Price        Price       Asset         Date      or (loss)
-----------------------     ----------------------------  ----------   ----------  -----------  -----------  -----------

Category (iii) transactions:

Bankers Trust               Bankers Trust Directed         $ 281,518     $    -      $ 281,518    $ 281,518    $   -
                            Account Cash Fund

Bankers Trust               Bankers Trust Directed         $     -       $  276,279  $ 276,279    $ 276,279    $   -
                            Account Cash Fund

Bankers Trust               SBC Communications Inc.        $  55,465     $    -      $  55,465    $  55,465    $   -
                            Common Stock

Bankers Trust               SBC Communications Inc.        $     -       $   45,302  $  24,468    $  45,302    $ 20,834
                            Common Stock





There were no category (i), (ii) or (iv) transactions.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Benefit Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


                                      SBC SAVINGS PLAN

                                      By Benefit Plan Committee





                                       By  /s/ Cassandra C. Carr
                                       Cassandra C. Carr, Chairman



      Date:  June  24, 1997

                                                                   EX-23.a
                                                        Form 11-K for 1996
                                                           File No. 1-8610





                       CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-54309 and 333-24295) pertaining to the SBC Savings Plan of our report dated June 18, 1996, with respect to the financial statements and supplemental schedules of the SBC Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.





                                        ERNST & YOUNG LLP

San Antonio, Texas
June 18, 1997